Exhibit 99.1

SUPPORTSOFT REPORTS RECORD RESULTS FOR FIRST QUARTER 2004

31% Year over Year Revenue Growth; EPS of $0.09

Redwood City, Calif., April 19, 2004 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of Real-Time Service Management (RTSM™) software, today reported financial results for its first quarter ended March 31, 2004.

Revenue for the first quarter 2004 was $15.7 million, a 31% increase from $12.0 million for the same period last year and a 4% increase from $15.1 million for the previous quarter. Net income on a GAAP basis for the quarter was $3.9 million or $0.09 per diluted share, compared with $1.5 million or $0.04 per diluted share a year ago and $3.4 million or $0.08 per diluted share for the previous quarter.

The Company’s cash and cash equivalents were $126.0 million at March 31, 2004, which compares to a cash balance of $121.4 million at December 31, 2003 and $32.0 million at March 31, 2003. SupportSoft has been cash flow positive for nine consecutive quarters. Deferred revenues were $18.7 million at March 31, 2004, compared with $20.9 million at December 31, 2003 and $16.7 million at March 31, 2003.

“We have started 2004 by continuing our strong financial performance and successfully executing in our target markets, specifically enterprise financial services, managed service providers and digital service providers in the U.S. and Europe,” said Radha Basu, Chairman and CEO of SupportSoft. “I am pleased with the acceptance of our Real-Time Service Management strategy and platform by our customers in the key areas of enterprise technical support, end-to-end subscriber service automation and end-point compliance and management. I am confident that our plans are closely aligned with customers’ needs and that we are executing effectively to satisfy them.”

Recent Highlights:

•	SupportSoft received significant orders in each of its three market segments from 26 customers, including 15 enterprise customers, 3 managed service providers and 8 broadband service providers. In the first quarter, SupportSoft received two orders for more than $1 million each.

Enterprise Highlights:

•	SupportSoft received orders from enterprise customers including 3M Health Information Systems, Assurant Group, BT, Delta Air Lines, Fidelity Investments, Intuit, Lockheed Martin, Marriott International, RWE and Schlumberger, and managed service providers including CGI Group and CSC.

•	Computer Sciences Corporation (CSC), one of the world’s leading consulting and information technology services firms to government and industry, significantly deepened and expanded its relationship with SupportSoft through its purchase of

Resolution Suite™, Knowledge Center Suite™ and LiveAssist™ solutions for outsourced enterprise support.

•	One of the world’s leading financial management and advisory companies expanded its relationship with SupportSoft with the deployment of SupportSoft’s scaleable, real-time LiveAssist enhanced chat product for high-volume call center organizations.

Digital	Service Provider Highlights:

•	SupportSoft secured additional transactions with six of its leading broadband service provider customers for products and services for activation and service automation, including Adelphia, BellSouth, Charter Communications, Cox Communications, and TimeWarner Cable in North America and TeliaSonera in Europe.

•	On a global basis, SupportSoft now counts 13 leading cable and DSL high-speed data customers for its installation and service automation solutions, representing more than 19 million subscribers.

•	KPN, the largest telecommunications company in the Netherlands, selected SupportSoft’s industry-leading SmartAccess™, Service Automation Suite and Knowledge Center Suite products for broadband subscriber installation and support for its 746,000 ADSL subscribers

•	One of the world’s leading telecommunications companies for fixed, wireless and broadband communications, with more than 1.6 million high speed data customers, selected SupportSoft’s Resolution Suite and Knowledge Center Suite for an initial deployment for enterprise technical service and support.

Product Highlights:

•	The Service Automation Suite for Video, SupportSoft’s product for the digital video market being developed in conjunction with Scientific-Atlanta, has successfully completed lab trials and is currently in limited field trials with multiple digital service providers. The new product is expected to be available by June 2004.

•	SupportSoft extended its product portfolio to meet the needs of the real-time enterprise with the introduction of its Request Resolve & Notify 6.0 product – a next generation self-service issue and incident management system.

•	For worldwide DSL providers, SupportSoft, working with IP Globalnet, a European leader in technical resources and support for customer contact centers, delivered the SmartAccess CPE Integration Framework, providing the capability to automatically configure and activate many of the industry’s leading CPE devices.

Guidance

Based on the Company’s performance and the current market conditions, SupportSoft expects revenues of $16.0 to $16.4 million for the second quarter of 2004. Earnings per share for the second quarter of 2004 are expected to be $0.08 to $0.09. The Company’s guidance for full year 2004 is for revenues in the range of $64 to $68 million. Earnings per share for the full year are expected to be between $0.32 and $0.34.

Earnings Call

SupportSoft will host a conference call discussing the Company’s first quarter results on Monday, April 19, 2004 starting at 2:00 p.m. PDT. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing 800-428-6051 and entering passcode 349009.

About SupportSoft

SupportSoft is a leading provider of Real-Time Service Management (RTSMTM) software designed to accelerate and automate enterprise technical support, customer service and IT infrastructure management. Enterprises that have purchased our products and services include: ADP, Bank of America, Cisco Systems, IBM, Procter & Gamble, Siebel Systems, Sony and Thomson Financial. Managed service providers that have purchased our products to provide outsourced services to enterprises include: Accenture, ACS, CompuCom, CSC and IBM Global Services. Digital service providers incorporating our software into their service offerings include: Adelphia Communications, BellSouth, Charter Communications, Comcast Communications, Cox Communications, SBC Communications and TeliaSonera. For more information, visit www.supportsoft.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to, SupportSoft’s plans including its planned availability of the Service Automation Suite for Video, the expected benefits of SupportSoft’s products, and statements relating to future revenues and earnings per share. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s ability to achieve broad adoption and acceptance of its Real-Time Service Management products and services, the potential for a decrease in revenue caused by a reliance on a few large transactions in any period, its ability to expand its international operations, its ability to manage growth effectively, the ability of its software to operate with hardware and software platforms that are used by its customers now or in the future, its ability to compete successfully in the real-time service management market, the loss of the services of its key personnel, system failures that may cause an interruption in its customers’ ability to use its products or services, the ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in its SEC filings, including those described in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Other Factors Affecting our Business and Operating Results” in its Annual Report on Form 10-K. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

For Investor Relations Inquiries:	For Media Relations Inquiries:
Scott Wilson	Jennifer Massaro
(650) 556-8515	(650) 556-8596
ir@supportsoft.com	pr@supportsoft.com

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2003	2004
Revenues:
License fees	$9,593	$11,255
Services	2,401	4,456

Total revenues	11,994	15,711

Costs and expenses:
Cost of license fees	90	94
Cost of services	1,690	2,104
Research and development	2,334	2,332
Sales and marketing	5,048	6,229
General and administrative	1,425	1,243

Total costs and expenses	10,587	12,002

Income from operations	1,407	3,709
Interest income and other, net	140	726

Income before income taxes	1,547	4,435
Income tax expense	(73)	(497)

Net income	$1,474	3,938

Net income per share:
Basic	$0.04	$0.09

Diluted	$0.04	$0.09

Shares used in computing per share amounts:
Basic	33,306	41,968

Diluted	34,532	46,219

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2003	March 31, 2004
		(unaudited)
Assets
Current assets:
Cash, cash equivalents and short term investments	$121,414	$126,012
Accounts receivable, net	12,421	11,205
Other current assets	3,814	3,483

Total current assets	137,649	140,700
Property and equipment, net	676	683
Other assets	719	710

Total assets	$139,044	$142,093

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued compensation	$2,279	$1,961
Other accrued liabilities	1,837	1,649
Deferred revenue	20,922	18,686

Total current liabilities	25,038	22,296

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	189,693	191,349
Other comprehensive income	(157)	40
Accumulated deficit	(75,534)	(71,596)

Stockholders’ equity	114,006	119,797

Total liabilities and stockholders’ equity	$139,044	$142,093